SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 K Street NW, Washington, D.C. 20005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

On December 5, 2016, FTI Consulting, Inc. (“FTI Consulting”) and Steven H. Gunby, President and Chief Executive Officer (“CEO”), entered into Amendment No. 1 (the “Amendment”) to his Employment Agreement made and entered into as of December 13, 2013 (the “Employment Agreement”). The Amendment extends the term of the Employment Agreement, which currently terminates on the close of business on April 1, 2017, for an additional three years commencing on April 1, 2017 and terminating on the close of business on April 1, 2020 (the “Additional Term”). The Additional Term and each “Renewal Term” (as hereafter defined) will automatically be extended for an additional one-year period (each a “Renewal Term”), unless, the (i) Employment Agreement has been earlier terminated pursuant to its terms, or (ii) CEO has given one hundred twenty (120) days’ prior written notice to FTI Consulting, or FTI Consulting has given ninety (90) days’ prior written notice to the CEO, of his or its intention not to extend the Employment Agreement for the applicable Renewal Term.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 1 dated as of December 5, 2016 to Employment Agreement made and entered into as of December 13, 2013, by and between FTI Consulting, Inc. and Steven Gunby

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: December 5, 2016	By:	/s/ Curtis Lu
Curtis Lu
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 dated as of December 5, 2016 to Employment Agreement made and entered into as of December 13, 2013, by and between FTI Consulting, Inc. and Steven Gunby

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